UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2024

Palomar Holdings, Inc.
(Exact name of registrant as specified in its charter) Commission File Number: 001-38873

Delaware	83-3972551
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

7979 Ivanhoe Avenue, Suite 500 La Jolla, California 92037
(Address of principal executive offices, including zip code)

(619) 567-5290
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLMR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2024, the Board of Directors (the “Board”) of Palomar Holdings, Inc. (the “Company”) appointed Rodolphe Herve to serves as the Company’s Chief Operating Officer, effective July 1, 2024 (the “Effective Date”) and subject to the entry into a formal employment agreement with Mr. Herve.

Mr. Herve, age 47, most recently served as the global head of property and casualty operations for SCOR SE, a global reinsurance company, where he led international teams in charge of insurance, reinsurance, claims, and pricing and modeling systems and processes. Mr. Herve also served in various roles at SCOR SE, including Specialty Insurance Global Chief Technology Officer and CEO North America & Global Head of Operations, since February 2020. Prior to SCOR SE, Mr. Herve served in various roles at QBE North America, a division of QBE Insurance Group Limited, from October 2010 until February 2020, including as SVP, Head of Business Enablement, and SVP, Operations & Transformations. Mr. Herve received his MBA from the University of Pennsylvania’s Wharton School of Business. He received his master’s in management from ESCP Business School (formerly ESCP-EAP).

Under the terms of his employment agreement, Mr. Herve will be entitled to receive an annual base salary of $425,000. He will also be eligible to participate in the Company’s Annual Incentive Plan, with the opportunity to earn up to 70% of his annual salary, determined at the discretion of the Compensation Committee of the Board. Mr. Herve will be entitled to receive a one-time grant of $550,000 in restricted stock units, which will vest in three equal annual installments. The Company expects Mr. Herve to enter a standard form of Executive Employment Agreement prior to the Effective Date, a copy of which is filed as Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commissions on August 3, 2023.

There were no arrangements or understandings between Mr. Herve and any other persons pursuant to which he was elected as a director, and there are no related persons transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Herve and the Company required to be disclosed herein.

Item 7.01. Regulation FD Disclosure.

On June 20, 2024, the Company issued a press release announcing the appointments of Messrs. Herve and Carter. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 8.01. Other Events.

On June 20, 2024, the Board appointed Tim Carter as Chief People Officer, effective June 24, 2024 and subject to the entry into a formal employment agreement with Mr. Carter.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press release, dated June 20, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PALOMAR HOLDINGS, INC.

Date:	June 20, 2024	/s/ T. Christopher Uchida
T. Christopher Uchida
Chief Financial Officer
(Principal Financial and Accounting Officer)